STANDARD & POOR'S        Frank A. Ciccotto, Jr.     55 Water Street-45th Floor
                         Senior Vice President             New York, NY  10041
                         Securities Evaluations            (212) 438-4417  Tel
                                                           (212) 438-7748  Fax
                                                    frank_ciccottojr@sandp.com






                                 June 14, 2011



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:  The First Trust Combined Series 366

Gentlemen:

We have examined the Registration Statement File No. 333-174409, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 366. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,



Frank A. Ciccotto, Jr.